Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BRC Inc.

Salt Lake City, Utah

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 2020, except for the segment information described in Note 2, as to which the date is November 10, 2021, relating to the consolidated financial statements of Authentic Brands, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

April 18, 2022